UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 6, 2024

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)

(480) 917-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $1.00 per share	ROG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
On June 6, 2024, Rogers Corporation (“Rogers” or the “Company”) announced the intended cessation of advanced circuit materials manufacturing and related activities at its facility (the “Facility”) in Evergem, Belgium to help optimize the Company’s production costs across its global operations.
Rogers will continue to support its advanced circuit materials customers through its existing footprint in China and the United States. This proposed cessation is subject to a consultation process with the applicable works council representatives at the Facility, which the Company initiated on June 6, 2024. The Company intends to substantially wind down its current advanced circuit materials manufacturing operations and other related activities at the Facility by mid-2025, subject to the completion of such consultation process. As a result of this intended action, the Company expects to record expenses in the range of $18 to 28 million, a majority of which is expected to comprise employee severance costs, with the balance comprising non-cash accelerated depreciation of fixed asset costs and other shutdown-related cash costs. The Company expects that the bulk of the cash outflows will occur during fiscal year 2025.
The above anticipated charges are estimates; the actual charges may vary based on various factors, including the outcome of the consultation process with the applicable works council and union representatives. The Company will disclose additional information regarding the amount, type and timing of such costs promptly after they are determined.
Item 7.01. Regulation FD Disclosure.
On June 6, 2024, the Company issued a press release disclosing the intended cessation of advanced circuit material manufacturing and other manufacturing-related activities at the Facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Forward-Looking Statements Disclosure
This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements and are based on Rogers’ current beliefs and expectations. All forward-looking statements are based upon information available to the Company on the date of this Current Report on Form 8-K and are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Company. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in the Company’s most recent Annual Report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q. Rogers assumes no responsibility to update any forward-looking statements contained herein except as required by law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Rogers Corporation on June 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
(Registrant)

Date: June 6, 2024	By:	/s/ Ramakumar Mayampurath
Ramakumar Mayampurath
Senior Vice President, Chief Financial Officer and Treasurer Principal Financial Officer